WDM

CHARTERED ACCOUNTANTS

SERVICE

INTEGRITY

TRUST

# CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated April 29, 2016 with respect to the consolidated financial statements of Digatrade Financial Corp. (formerly Bit-X Financial Corporation) for the years ended December 31, 2015, 2014, and 2013 included in this Annual Report on Form 20-F (filed under the Securities Exchange Act of 1934) for the year ended December 31, 2015 filed with the U.S. Securities and Exchange Commission.



**"WDM Chartered Professional Accountants"**

Vancouver, British Columbia, Canada
April 29, 2016

SUITE 420

1501 WEST BROADWAY

VANCOUVER, BC

CANADA V6J 4Z6

TEL: 604-734-3247

FAX: 604-734-4802

WWW.WDMCA.COM

WDM